UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On February 25, 2019, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company") approved the Amended and Restated Annual Cash Incentive Plan (the "Plan"), which amends and restates the existing plan adopted in 2015. The Plan governs cash incentive awards made each year to key executives of the Company, including its executive officers, and, as amended, is effective for awards made in 2019 and thereafter. The amendments to the Plan reflect changes to the Internal Revenue Code enacted by Congress in late 2017, as well as updating certain provisions. Awards under the Plan are tied to the achievement of performance goals, which may be based on qualitative or quantitative measures, or both, as determined by the Committee for each participant in the Plan. Cash payouts under the awards are made in accordance with a pre-established formula determined by the Committee.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2019, the Company announced that the Board had declared a regular quarterly cash dividend of $0.25 per share. The dividend is payable on March 29, 2019, to all stockholders of record as of March 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: March 1, 2019	By:	/s/ Gary E. Kramer
Gary E. Kramer
Vice President-Finance, Treasurer and Secretary